UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On February 23, 2018, Alexander & Baldwin, Inc. (the “Company”) acquired a portfolio of commercial properties in Hawaii (the "Portfolio") from Terramar Retail Centers, LLC, for total consideration of $254.1 million, including assumed debt of $62.0 million. The Portfolio consists of three grocery-anchored shopping centers: (1) Laulani Village Shopping Center located in Ewa Beach, Oahu, (2) Hokulei Village Shopping Center located in Lihue, Kauai, and (3) Pu`unene Shopping Center located in Kahului, Maui. The Portfolio adds approximately 390,000 square feet of gross leasable area to the Company’s Commercial Real Estate portfolio.

The acquisition of the Portfolio was funded through proceeds from the sale of certain of its U.S. Mainland commercial properties via tax-deferred §1031 exchanges, the assumption of a $62.0 million promissory note (“Promissory Note”), and borrowings under the Company’s revolving senior credit facility (“Revolving Credit Facility”) at the time of closing.

The Promissory Note bears interest at 3.93 percent and requires monthly interest payments of approximately $0.2 million until May 2020 and principal and interest payments of approximately $0.3 million thereafter. The Promissory Note matures on May 1, 2024 and is secured by the Laulani Village Shopping Center. In connection with the disposition of the U.S. Mainland commercial properties referenced above, the Company recorded aggregate impairment charges of $22.4 million during the fourth quarter of 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

On February 26, 2018, the Company entered into an agreement with Wells Fargo Bank, National Association and a syndicate of other financial institutions that provides for a $50 million term loan facility (“Wells Fargo Term Facility”). The Company also drew $50 million under the Wells Fargo Term Facility on February 26, 2018 and used such term loan proceeds to repay amounts that were borrowed under the Company’s Revolving Credit Facility to fund the acquisition of the Portfolio. Borrowings under the Wells Fargo Term Facility bear interest at a stated rate, as defined, plus a margin that is determined based on a pricing grid using the ratio of debt to total assets ratio, as defined.

Item 9.01.  Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements described by Item 9.01(a) of Form 8-K are not included in this Form 8-K, and will be provided by the Company in an amended Form 8-K no later than 71 calendar days after the date this Form 8-K is required to be filed, pursuant to Item 9.01(a)(4).

(b)     Pro Forma Financial Information.

The pro forma financial information described by Item 9.01(b) of Form 8-K is not included in this Form 8-K, and will be provided by the Company in an amended Form 8-K no later than 71 calendar days after the date this Form 8-K is required to be filed, pursuant to Item 9.01(b)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 26, 2018

ALEXANDER & BALDWIN, INC.

/s/ James E. Mead
James E. Mead
Chief Financial Officer